UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 8, 2011
(August 8, 2011)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189
______________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2011, PNM Resources, Inc. (the “Company”) issued a press release (“August 5 Release”) announcing its unaudited results of operations for the three months and six months ended June 30, 2011. The preliminary and unaudited financial results reflected in the August 5 Release were based on the Company's analysis of the July 28, 2011 oral decision by the New Mexico Public Regulation Commission (“NMPRC”) in the pending New Mexico electric rate case of the Company's wholly owned subsidiary, Public Service Company of New Mexico (“PNM”).

On August 8, 2011, a majority of the commissioners of the NMPRC signed a final order that expanded on and clarified the July 28 oral decision. As a result of additional clarity provided by the written order regarding regulatory disallowances, including the recovery of reacquired debt costs from previous years, the Company updated generally accepted accounting principles (“GAAP”) financial results for the Company and PNM in a press release issued on August 8, 2011 (“August 8 Release”). There were no changes in the financial results for Texas-New Mexico Power Company. The August 8 Release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company's press releases and other communications from time to time may include certain financial measures that are not determined in accordance with GAAP. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations, on an ongoing basis, of revenues, operating expenses, operating income, other income and deductions, net earnings, earnings per share, cash earnings and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share), cash earnings, ongoing EBITDA, and EBITDA to evaluate the operations of the Company and to establish goals for management and employees. Certain non-GAAP financial measures utilized by the Company exclude the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized impairments on assets held in trusts for nuclear decommissioning, and certain other non-recurring or infrequent items. The Company's management believes that these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations. Management also believes that the presentation of the non-GAAP financial measures is largely consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures with respect to prior periods.

As previously reported, the Company performed an impairment analysis of its investment in Optim Energy as of December 31, 2010. The Company's analysis indicated that its entire investment in Optim Energy was impaired and the Company reduced the carrying value of its investment in Optim Energy to zero at December 31, 2010. In accordance with GAAP, the Company did not record losses associated with its investment in Optim Energy in 2011 as PNMR has no contractual requirement or agreement to provide Optim Energy with additional financial resources. The Company has included its share of Optim Energy ongoing losses in ongoing earnings in order to reflect the Company's continued involvement in the business.

The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Item 7.01 Regulation FD Disclosure.

The disclosures regarding the NMPRC's final order signed on August 8, 2011 appearing above in response to Item 2.02 and contained in Exhibit 99.1 are incorporated herein by reference in this Item 7.01.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number Description

99.1 Press Release dated August 8, 2011, and PNM Resources, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets as of June 30, 2011 and December 31, 2010, Condensed Consolidated Statements of Earnings (Loss) for the three months and six months ended June 30, 2011 and 2010, and Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2011 and 2010, and other preliminary financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: August 8, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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